Exhibit 10.6

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Second Amendment to Credit Agreement,” or this “Amendment”) is entered into effective as of May 19, 2016 (the “Effective Date”), among LONESTAR RESOURCES AMERICA INC., a Delaware corporation (“Borrower”), and CITIBANK, N.A., a national banking association, as Administrative Agent (in such capacity, the “Administrative Agent”), and the financial institutions executing this Amendment as Lenders.

R E C I T A L S

A.                                    Borrower, the financial institutions signing as Lenders and Administrative Agent are parties to a Credit Agreement dated as of July 28, 2015, as amended by a First Amendment to Credit Agreement dated as of April 29, 2016 (collectively, the “Original Credit Agreement”).

B.                                    The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Same Terms.  All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.

2.                                      Conditions Precedent.  The obligations and agreements of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A.                                    Second Amendment to Credit Agreement.  Administrative Agent shall have received executed counterparts of this Amendment from each of the parties hereto.

B.                                    Fees and Expenses.  Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

C.                                    Representations and Warranties.  All representations and warranties contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality shall be true and correct without regard to such materiality standard) with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.

3.                                      Amendments to Original Credit Agreement.  On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

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(a)                                 Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions to read in their entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case held by the Borrower and its Consolidated Subsidiaries, with the exception of royalty payable funds kept in separate bank accounts in Lonestar Operating, LLC and T-N-T Operating, Inc.

“Consolidated Cash Balance Excess Period” has the meaning given such term in Section 3.04(c)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)                                 The definition of “Defaulting Lender” in Section 1.02 of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

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“Defaulting Lender” means, subject to Section 2.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

(c)                                  Section 2.02(c) of the Original Credit Agreement shall be amended by replacing the phrase “six (6) Eurodollar Borrowings” with the phrase “ten (10) Eurodollar Borrowings” in the ninth and tenth lines thereof.

(d)                                 Section 2.03 of the Original Credit Agreement shall be amended by (1) deleting the word “and” from the end of clause (v), (2) renumbering clause (vi) to be clause (vii), and (3) adding a new clause (vi) to read in its entirety as follows:

(vii)                           the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested

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Borrowing) as of the end of the third Business Day after such requested Borrowing will be funded; and

(e)                                  The last sentence of the unnumbered paragraph immediately following clause (vii) of Section 2.03 of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

Each Borrowing Request shall constitute a representation (1) that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base) and (2) that as of the end of the third Business Day after such requested Borrowing will be funded, after giving pro forma effect to the requested Borrowing, the Consolidated Cash Balance shall not exceed $10,000,000.

(f)                                   Section 2.07(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:

(b)                                 Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on or about May 1st and November1st of each year.  In addition, the Borrower may, by notifying the Administrative Agent thereof, one time during any 12-month period, and the Administrative Agent may, one time during any 12-month period, at the direction of the Required Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(g)                                  Section 2.07(d)(i) of the Original Credit Agreement shall be amended to read in its entirety as follows:

(i)                                     in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on May 1st or November 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(h)                                 The last sentence of Section 2.10(a)(iv) of the Original Credit Agreement shall be amended and restated to read in its entirety as follows:

Subject to Section 12.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(i)                                     Section 3.04(c) of the Original Credit Agreement shall be amended by (1) renumbering clauses (iv) and (v) to be clauses (v) and (vi), respectively, and (2) adding a new clause (iv) to read in its entirety as follows:

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(iv)                              If, at any time, (A) there are outstanding Borrowings or LC Exposure and (B) the Consolidated Cash Balance exceeds $10,000,000 as of the end of any four consecutive Business Days (such four Business Day period, the “Consolidated Cash Balance Excess Period”), then the Borrower shall, on or before the end of such Consolidated Cash Balance Excess Period, (x) prepay the Borrowings in an aggregate principal amount equal to such excess as of the end of the Consolidated Cash Balance Excess Period, and (y) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j), in each case.

(j)                                    Section 6.02 of the Original Credit Agreement shall be amended by (1) re-lettering clause (e) to be clause (f), and (2) adding a new clause (e) to read in its entirety as follows:

(e)                                  (i) The Consolidated Cash Balance as of the day of the Borrowing Request and (ii) the pro forma Consolidated Cash Balance as of the end of the third Business Day after such Borrowing will be funded, in each case, shall not exceed $10,000,000.

(k)                                 The last sentence of Section 6.02 of the Original Credit Agreement shall be amended by deleting the phrase “Section 6.02(a) through (d)” and replacing it with the phrase “Section 6.02(a) through (e)”.

(l)                                     A new Section 9.20 shall be added to the Original Credit Agreement to read in its entirety as follows:

9.20                        Maintenance of Deposit Accounts. The Borrower will not, and will not permit any Subsidiary to (a) open or maintain any deposit account, securities account or commodity account at or with any banking or other financial institution other than a Lender, (b) establish or maintain a deposit account, securities account or commodity account, without delivering to the Administrative Agent a control agreement signed by the Administrative Agent, the depository bank, the other parties thereto and the applicable Loan Party, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering the applicable deposit account, securities account or commodity account, or (c) deposit or maintain Collateral (including the proceeds thereof) in a deposit account, securities account or commodities account that is not subject to a control agreement.

(m)                             The Form of Borrowing Request attached as Exhibit B to the Original Credit Agreement is hereby replaced in its entirety by Exhibit B attached to this Amendment.

(n)                                 Article XII of the Original Credit Agreement shall be amended by adding a new Section 12.20 thereto in proper order to read in its entirety as follows:

Section 12.20                      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-

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down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

4.                                      Decrease of Borrowing Base.  The Borrowing Base is hereby decreased from $180,000,000 to $120,000,000.  This redetermination of the Borrowing Base constitutes the Scheduled Redetermination of the Borrowing Base to be made on or about May 1, 2016 pursuant to Section 2.07(b) of the Credit Agreement.  The Borrowing Base shall remain at this amount until next redetermined in accordance with Section 2.07 of the Credit Agreement.

5.                                      Post-Closing Obligations.  Within 30 days after the Effective Date (or such later date to which Administrative Agent shall agree in writing in its reasonable discretion), the Borrower shall, use commercially reasonable efforts, and shall cause the other Loan Parties to use commercially reasonable efforts to, deliver duly executed control agreements required to comply with Section 9.20 of the Credit Agreement, with respect to their respective deposit accounts, securities accounts and commodity accounts.

6.                                      Certain Representations.  Borrower represents and warrants that, as of the Effective Date:  (a) Borrower has full power and authority to execute this Amendment, and this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower of this Amendment.  In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, are requalified by reference to materiality shall be true and correct without regard to such materialty standard) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such materiality standard, as applicable) as of such earlier date.

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7.             No Further Amendments.  Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8.             Acknowledgments and Agreements.  Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower (i) waives any defense, offset, counterclaim or recoupment with respect thereto and (ii) releases and discharges Administrative Agent and Lenders and their officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except those resulting from the gross negligence or willful misconduct of the Released Party, as determined by final non-appealable order of a court of competent jurisdiction.  Borrower, Administrative Agent and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect.  Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment.  Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Original Credit Agreement (subject to applicable notice and cure periods as set forth in the Original Credit Agreement).

9.             Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein.  This Amendment shall constitute Loan Documents for all purposes.

10.          Confirmation of Security.  Borrower hereby confirms and agrees that all of the Security Instruments that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

11.          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

12.          Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Original Credit Agreement captioned “ Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

13.          Entirety, Etc.  This Amendment and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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[This space is left intentionally blank.  Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER:

LONESTAR RESOURCES AMERICA INC.

By:	/s/ Frank D. Bracken III
Name:	Frank D. Bracken III
Title:	Chief Executive Officer

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ADMINISTRATIVE AGENT:

CITIBANK, N.A.
as Administrative Agent

By:	/s/ Jarrod Bourgeois
Name:	Jarrod Bourgeois
Title:	Senior Vice President

LENDERS:

CITIBANK, N.A.

By:	/s/ Jarrod Bourgeois
Name:	Jarrod Bourgeois
Title:	Senior Vice President

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ABN AMRO CAPITAL USA LLC

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Manging Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

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TEXAS CAPITAL BANK, N.A.

By:	/s/ Grant W. Leigh
Name:	Grant W. Leigh
Title:	Senior Vice President

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BOKF, N.A.

By:	/s/ Lacey H. Miller
Name:	Lacey H. Miller
Title:	Assistant Vice President

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Comerica Bank hereby executes this Amendment for the sole purpose of consenting to Sections 3(f) and 3(g) hereof.

COMERICA BANK

By:	/s/ Robert C. Pitcock
Name:	Robert C. Pitcock
Title:	Relationship Manager

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COMPASS BANK

By:	/s/ Les Werme
Name:	Les Werme
Title:	Director

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BARCLAYS BANK PLC

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

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EXHIBIT B
FORM OF BORROWING REQUEST

                    , 20

LONESTAR RESOURCES AMERICA INC., a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of July 28, 2015 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, CITIBANK, N.A., as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

1.                                      Aggregate amount of the requested Borrowing is $          ;

2.                                      Date of such Borrowing is               , 20  ;

3.                                      Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

4.                                      In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is              ;

5.                                      Amount of Borrowing Base in effect on the date hereof is $              ;

6.                                      Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $             ;

7.                                      Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $              ;

8.                                      Total Consolidated Cash Balance on the date hereof (prior to giving effect to the requested Borrowing) is $             ;

9.                                      Pro forma total Consolidated Cash Balance (giving effect to the requested Borrowing as of the end of the third Business Day after such requested Borrowing will be funded) is $              ; and

10.                               Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

The undersigned certifies that he/she is the               of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

LONESTAR RESOURCES AMERICA INC.

By:
Name:
Title:

EXHIBIT B, Form of Borrowing Request — Page Solo